Exhibit 99.2

                      Digital Fusion Renews Line of Credit


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--May 12, 2006--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT"), research and engineering, and acquisition and business support services provider today announced the signing of a $4.5 million line of credit with First Commercial Bank in Huntsville, Alabama, an affiliate of Synovus Financial Corp (NYSE:SNV). The line which matures on May 5, 2007, is to be used primarily for working capital and to finance the performance of government contracts. Under the terms of the agreement, Digital Fusion may borrow up to $4.5 million under the revolving line of credit, if certain conditions are met.
    "We are please to be continuing our banking relationship with First Commercial Bank in Huntsville," stated Frank Libutti, chairman and chief executive officer of Digital Fusion. "This line of credit combined with our cash flow from operations enables us to move forward with our growth plans and enhance shareholder value," added Libutti.
    "First Commercial Bank of Huntsville has been our banking partner for two years and we are delighted to renew our line of credit and add $1 million to the line," stated Gary Ryan, president of Digital Fusion. "We are generating cash from operations and with the renewal of this line of credit, we will have the financial ability to grow our business in the future," said Ryan.

    About Digital Fusion

    Digital Fusion, Inc., headquartered in Huntsville, Alabama, is an information technology, research and engineering, and acquisition and business support services company that helps its customers make the most of technology to meet their business needs. Digital Fusion provides state-of-the-art solutions to both government and commercial customers. Digital Fusion's core competencies are focused in the following broad areas: Application Development, Architecture and Security; Network Security; Data Management and Business Intelligence; System Migration and Integration; Sensor Systems Development and Analysis; Aerodynamic Design, Analysis, and Support; Thermal-Structural Modeling; Test and Evaluation; Systems Engineering; Modeling and Simulation; Control System Design and Analysis; Mechanical Design and Analysis; and Program Management Support. For additional information about Digital Fusion visit http://www.digitalfusion.com.
    Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project", "anticipate," "believe," "estimate," "expect," "plan", "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company's businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.



    CONTACT: Digital Fusion, Inc., Huntsville
             Elena Crosby, 256-837-2620
             ir@digitalfusion.com